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                                                                      EXHIBIT 11

                    THE CERPLEX GROUP, INC. AND SUBSIDIARIES

                        COMPUTATION OF PER SHARE EARNINGS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                 THREE MONTHS ENDED
                                                            ------------------------------
                                                             MARCH 31,        DECEMBER 26,
                                                               1999              1998
                                                            ----------        ------------
           Net loss available to common stockholder         $   (8,282)       $   (7,689)
                                                            ==========        ==========
           ADJUSTED NUMBER OF COMMON SHARES

           Weighted average shares outstanding                   7,232             7,232

           Net loss per common share                        $    (1.15)       $    (1.06)
                                                            ==========        ==========